SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-A

REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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INDEPENDENT BANK CORPORATION
(Exact name of Co-Registrant as specified in its charter)

Michigan
(State of Incorporation or Organization)

38-2032782
(I.R.S. Employer Identification No.)

230 West Main Street
Ionia, MI 48846
(Address of Principal Executive Offices)	IBC CAPITAL FINANCE II
(Exact name of Co-Registrant as specified in its charter)

Delaware
(State of Incorporation or Organization)

57-1152705
(I.R.S. Employer Identification No.)

230 West Main Street
Ionia, MI 48846
(Address of Principal Executive Offices)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [     ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [ X ]

        Securities Act registration statement file number to which this form relates:

Registration No. 333-103542 and
Registration No. 333-103542-01.

        Securities to be registered pursuant to Section 12(b) of the Act: None

        Securities to be registered pursuant to Section 12(g) of the Act:

___% Cumulative Trust Preferred Securities
(and the Guarantee by Independent Bank Corporation
of the % Cumulative Trust Preferred Securities)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

        The description of IBC Capital Finance II ___% Cumulative Trust Preferred Securities (the “Trust Preferred Securities”) and Independent Bank Corporation’s guarantee (the “Guarantee”) being registered hereby is incorporated herein by reference to the information contained under the captions “Description of the Preferred Securities,” “Description of the Debentures,” and “Description of the Guarantee” in the Prospectus that forms part of the Registration Statement (Registration No. 333-103542 and Registration No. 333-103542-01) filed by Independent Bank Corporation and IBC Capital Finance II with the Securities and Exchange Commission (the “Commission”) on February 28, 2003 under the Securities Act of 1933, as amended. Definitive copies of the Prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.   Exhibits.

        All exhibits required by the Instruction to Item 2 will be provided to the Nasdaq National Market.

2.1	Certificate of Trust of IBC Capital Finance II (incorporated by reference to Exhibit 4.2 to the Registration Statement).

2.2	Trust Agreement of IBC Capital Finance II (incorporated by reference to Exhibit 4.3 to the Registration Statement).

2.3	Form of Amended and Restated Trust Agreement of IBC Capital Finance II (incorporated by reference to Exhibit 4.4 to the Registration Statement).

2.4	Form of Preferred Securities Certificate of IBC Capital Finance II (incorporated by reference to Exhibit 4.5 to the Registration Statement, which is included as Exhibit D to Exhibit 4.4 to the Registration Statement).

2.5	Form of Preferred Securities Guarantee Agreement of IBC Capital Finance II (incorporated by reference to Exhibit 4.6 to the Registration Statement).

2.6	Form of Indenture for Junior Subordinated Debentures (incorporated by reference to Exhibit 4.1 to the Registration Statement).

2.7	Form of Junior Subordinated Debenture (incorporated by reference to Exhibit 4.8 to the Registration Statement, which is included as Exhibit A to Exhibit 4.1 to the Registration Statement).

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENT BANK CORPORATION
Dated: March 11, 2003	By:	/s/ Robert N. Shuster Robert N. Shuster Chief Financial Officer
IBC CAPITAL FINANCE II
	By:	/s/ Robert N. Shuster Robert N. Shuster, as Administrative Trustee

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